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IDS Life of New York Accounts 4,5,6,9,10,11,12,13, and 14

EXHIBIT INDEX

10.     Consent of Independent Auditors

11.     Financial Statement Schedules and
          Report of Independent Auditors

14.     Financial Data Schedules

15.     Power of Attorney